Exhibit 99.B(d)(69)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, LLC

(f/k/a Analytic Investors, Inc.)

Dated July 1, 2003, as amended on October 28, 2004, March 10, 2006, December 17, 2008 and June       , 2009

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Diversified Alpha Fund (f/k/a Large Cap Disciplined Equity Fund)

U.S. Managed Volatility Fund (f/k/a Managed Volatility Fund)

Global Managed Volatility Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, LLC

(f/k/a Analytic Investors, Inc.)

(the “Agreement”)

Dated July 1, 2003, as amended on October 28, 2004, March 10, 2006, December 17, 2008 and June       , 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund (f/k/a Large Cap Disciplined Equity Fund)	x.xx	%

U.S. Managed Volatility Fund (f/k/a Managed Volatility Fund)	x.xx	%

Global Managed Volatility Fund	x.xx	%

Large Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:

Name:	Name:

Title:	Title:

2